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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 DATE OF EARLIEST EVENT REPORTED: July 11, 2005


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)



                         COMMISSION FILE NUMBER 1-13167


        Internal Revenue Service - Employer Identification No. 74-1611874


                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE

     In our conference call on April 28, 2005, we advised that at that time, we expected that diluted earnings per share for the quarter ending June 30, 2005 would be $.40 to $.45. That estimate assumed that the SEAHAWK would have 30 days at zero rate in that quarter. The SEAHAWK actually incurred 40 days of zero rate in the quarter ended June 30, 2005, and the Company incurred higher than anticipated operating costs relating primarily to personnel taxes in Southeast Asia and to higher than normal repairs and maintenance costs. Based on the foregoing, we now expect diluted earnings per share for the quarter ended June 30, 2005 to be approximately $.35, with an effective tax rate for the quarter of around 10%.

     The ATWOOD EAGLE continues to work offshore Australia under its contract with Woodside Energy, Ltd. This contract currently involves the drilling of ten
(10) wells with seven (7) wells having a dayrate of $89,000 or $109,000 and three (3) wells having a dayrate of $160,000 or $180,000 depending upon the water depth of the wells drilled. We now anticipate that all of the rig's drilling activities during the fourth quarter of fiscal year 2005 will be at a dayrate of $89,000; however, we currently expect that the rig will drill one 30-day well commencing in late October 2005 at a dayrate of approximately $180,000, which will be an all-time high dayrate for the rig. Upon completing the drilling of the $180,000 per day well, the rig will is expected to incur an approximate 10 day idle period, at zero rate, to undergo routine classification surveys. Boats will be provided by Woodside for the surveys. After the surveys are completed, the rig is expected to drill one to two wells for BHP Billiton Petroleum at a dayrate of approximately $150,000, with additional commitments that should keep the rig employed offshore Australia into fiscal year 2007.

     The ATWOOD FALCON continues to work offshore Japan under its contract with Japan Energy Development to drill two (2) wells at a dayrate of $88,300. This contract is expected to be completed in October 2005, at which time, the rig will be moved to Malaysia and will receive a $1.9 million demobilization fee plus the provision of a tow vessel by the operator. The rig should arrive in Malaysia at the beginning of November 2005, at which time, the rig will commence a drilling program for Sarawak Shell which includes drilling of six (6) wells at a dayrate of $93,000 and one well at a dayrate of $53,000 to $83,300 depending upon its water depth, with options to drill six (6) additional wells at a dayrate of $113,000, which, if exercised, will be an all-time high dayrate for the rig.

     The ATWOOD SOUTHERN CROSS has commenced its mobilization to the Mediterranean Sea which is expected to take until the middle of September 2005 to complete. The rig will drill one well at a dayrate of $60,000 for each of BG International Limited and Isramco, which should take until mid-December 2005 to complete. At the completion of this work, the rig will be moved to a shipyard for approximately 40 days for required inspections, Italian certifications and equipment upgrades prior to drilling two (2) firm wells, one at a dayrate of $70,000 and the other at a dayrate of $73,000 for ENI SpA AGIP Exploration Production ("AGIP"). AGIP has an option for an additional one (1) well at a dayrate of $89,000, which, if exercised, will be an all-time high rate for the rig. If all three wells are drilled, it could take until May/June 2006 to complete the AGIP work.

     The ATWOOD HUNTER continues to work under its contract with Burullus Gas Co. offshore Egypt. This contract provides for a dayrate of $62,400 and is now expected to extend through the end of December 2005. The rig is expected to commence drilling under a new contract with Burullus in early calendar year 2006 which involves drilling two (2) wells at a dayrate of $125,000, which will be an all-time high dayrate for the rig.

     The RICHMOND is currently at a dockside location undergoing required routine classification surveys, which should take approximately ten days to complete. Upon completion of these inspections, the rig will return to work for

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Helis Oil & Gas  Company to drill two wells at $39,500,  with Helis  expected to exercise its options for the rig to drill four additional wells at a dayrate of $45,000, which will be an all-time high for the rig. The drilling of the anticipated six wells should keep the rig employed until April 2006.

     With the ATWOOD EAGLE's dayrate for all of the fourth quarter of fiscal year 2005 now expected to be $89,000, the ATWOOD FALCON's relocation back to Malaysia now expected to occur in October 2005 and the completion of the ATWOOD SOUTHERN CROSS's relocation to the Eastern Mediterranean now not expected to occur until mid-September 2005, we currently believe that diluted earnings per share for the fourth quarter of fiscal year 2005 should be $.30 to $.40 and for the fiscal year 2005 $1.50 to $1.60, compared to diluted earnings per share of $.24 for the fourth quarter of fiscal year 2004 and $.54 for fiscal year 2004.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors: the Company's dependence on the oil and gas industry; the risks involved in the construction and repair of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to war; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ATWOOD OCEANICS, INC.
                                             (Registrant)



    DATE: July 11, 2005                      /s/ James M. Holland
                                             James M. Holland
                                             Senior Vice President


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